Exhibit 10.14

RAYONIER ADVANCED MATERIALS INC.

2016 PERFORMANCE SHARE AWARD PROGRAM

JANUARY 2016

Exhibit 10.14

Rayonier Advanced Materials Incentive Stock Plan
January 2016 Long Term Incentive Awards

I.    Performance Shares for Senior Executives Grade 19 or higher

Performance Measure: Return on Invested Capital
Performance Period: January 1, 2016 through December 31, 2018 (36 months)
Performance Payout: 0 - 200% of Award Grant, based upon established Share Award Valuation Formula
Share Award Valuation Formula: Return on Invested Capital, as measured over a three-year period. Target and range (Threshold to Maximum) to be approved in February 2016.
TSR Modifier: TSR at or above the 75th percentile will result in the application of a +25% multiplier to performance share payouts while TSR at or below the 25th percentile will result in the application of a -25% multiplier to performance share payouts. There is no multiplier applied to performance share payouts if TSR performance is between the 25th and 75th percentile.

TSR peer group will be the S&P SmallCap 600 Capped Materials Index.
Form of Payout: Stock
Accrued Dividends/Interest: Dividend equivalents will be accrued and payable at the end of the performance period along with interest on dividends at a rate equal to the prime rate, as reported in the Wall Street Journal, adjusted and compounded annually.
Award Date: March 1, 2016

Exhibit 10.14

II.    Performance Shares for non-executives (grade 15-18)

Performance Measure: Return on Invested Capital
Performance Period: January 1, 2016 through December 31, 2018 (36 months)
Performance Payout: 0 - 200% of Award Grant, based upon established Share Award Valuation Formula
Share Award Valuation Formula: Return on Invested Capital, as measured over a three-year period. Target and range (Threshold to Maximum) to be approved in February 2016.
Form of Payout: Stock
Accrued Dividends/Interest: Dividend equivalents will be accrued and payable at the end of the performance period along with interest on dividends at a rate equal to the prime rate, as reported in the Wall Street Journal, adjusted and compounded annually.
Award Date: March 1, 2016

Exhibit 10.14

Participant Notice
The 2016 Performance Share Award Program (the “Program”) will utilize ROIC as the measure for determining performance and award outcomes. This metric for the 2016 Program will be measured over a three-year period beginning January 1, 2016 and ending December 31, 2018.
Results for each of the three years in the performance period will be measured independently of the results of the other years. The three individual results will be added together. Participants can earn between 0% and 200% of the target award.
ROIC is a measure of how well a company is using its money to generate returns. For purposes of the Program, ROIC is defined as:
(Net operating profit after taxes “NOPAT” / (Debt – Cash + Stockholder Equity(Deficit))
The final number of shares of stock in an Award will be determined as follows:

•
The ROIC performance will be calculated and payout levels will be determined per the following table for the program. The interpolative table for 2017 and 2018 will be published at the time the objective is communicated.

ROIC Level for 2016	Award (Expressed as a Percent of Target)

Left blank intentionally.

•
Payment, if any, will be made in RYAM stock, and may be reduced, to the extent allowed under applicable regulations, by the number of shares of stock equal in value to the amount needed to cover associated tax liabilities.

•	Dividend equivalents and interest will be paid in cash on the number of RYAM shares of stock earned under the Program.

•
Dividend equivalents and interest will be calculated by taking the dividends paid on one share of RYAM stock during the performance period times the number of shares of stock awarded at the end of the period. Interest on such dividends will be earned at a rate equal to the prime rate as reported in the Wall Street Journal, adjusted and compounded annually; from the date such cash dividends were paid by the Company.

•
Total Awards will be valued on March 1 following the end of the three year performance period using the average of the closing price of the ten trading days preceding this date. Awards, including dividends and interest, will be distributed to participants as soon as practicable following the valuation date.

•	Target awards will be prorated in cases of retirement, death, or disability in accordance with Plan provisions.

•	The following will be excluded from the ROIC calculation:

Exhibit 10.14

◦	Additional impact of accounting expense associated with the plan

◦	Unusual non-recurring income and expense items defined as below.

▪	business acquisition costs

▪	environmental liability adjustments in excess of LRP amounts

▪	restructuring and impairment charges

▪	bond repurchases gains or losses

▪	financing issuance costs

▪	changes in accounting methods or principals different than those assumed in the LRP

◦
Results of material business acquisitions not included in the calculation of the target ROIC amounts above will be excluded in the year of the acquisition but included in the calculations for the remaining years of the program

For certain employees, awards will consist of an additional metric used as a “modifier” to the total award. TSR peer group will be the S&P SmallCap 600 Capped Materials Index.
The final results of the 2016 program will be modified as follows:

TSR Ranking	Modifier
Below the 25th percentile	Results are reduced by 25%
Greater than or equal to the 25th percentile but less than the 75th percentile	Results are not modified
Greater than or equal to the 75th percentile	Results are increased by 25%

4